UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2020

HGR Liquidating Trust
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	85-6328984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

On July 15, 2020, HGR Liquidating Trust, a Maryland statutory trust (the “Trust”) released the Frequently Asked Questions and the Letter to Investors furnished herewith as Exhibits 99.1 and 99.2, respectively, related to the information described under Item 8.01 of this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 8.01 Other Events.

Special Distribution July 2020

As previously disclosed in filings made by Hines Global REIT, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), with the approval of its stockholders in July 2018, the Company adopted a plan of liquidation and dissolution (the “Plan”). On June 30, 2020, in accordance with the Plan, the Company transferred all of its assets and liabilities to the Trust, and each of the Company’s stockholders became holders of units of beneficial interest (“units”) of the Trust. Pursuant to the Plan, the board of trustees of the Trust (the “Board”) has authorized the Trust to declare a special distribution on the Trust's units, in an amount equal to $1.00 per unit, payable to the Trust’s unitholders of record at the close of business on July 15, 2020. This special distribution will be paid in cash on July 31, 2020 and will be designated by the Trust as a return of a portion of the unitholders’ invested capital and, as such, will reduce the unitholders’ remaining investment in the Trust.

After this special distribution is paid on July 31, 2020, the Company and the Trust will have made aggregate special distributions, including return of invested capital distributions and liquidating distributions of approximately $5.00 per share/unit between January 2018 and July 2020. These special distributions reduced investors’ remaining investment.

In addition to the $5.00 of special distributions, the Company paid $5.64 of regular operating distributions since the inception of the Company, for a combined total of $10.64 in aggregate distributions paid to investors since inception. The amount of regular operating distributions received by each investor depends on when the investment was made and will be lower for those who invested after inception.

New Per Unit Net Asset Value

On July 9, 2020, the Board determined a new per unit net asset value (“NAV”) of $5.58 as of June 30, 2020. This new per unit NAV is approximately 10% lower than the per share NAV of $6.17 previously determined as of February 14, 2019. This decrease is primarily the result of declines in values of the Trust’s four remaining retail assets, including the most recent negative impact related to the COVID-19 pandemic. The new per unit NAV was determined utilizing the guidelines established by the Institute for Portfolio Alternatives’ Practice Guideline 2013-01 - “Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013, except that it includes an estimate of closing costs that the Trust expects to incur related to the Trust’s liquidation of its remaining properties pursuant to the Plan. Following the establishment of the per unit NAV as of June 30, 2020, the Board adjusted the NAV to reflect the effect of the special distribution described above of $1.00 per unit to be paid on July 31, 2020, resulting in a new per unit NAV of $4.58 as of July 15, 2020 (the record date for the special distribution). See below for a description of how the new per unit NAV as of June 30, 2020, as well as the new per unit NAV of $4.58 as of July 15, 2020, were determined.

Methodology

In order to establish the new per unit NAV of $4.58 as of July 15, 2020, the Board first established the per unit NAV as of June 30, 2020, which was the date of the transfer of the Company’s assets and liabilities to the Trust. In establishing the per unit NAV of $5.58 as of June 30, 2020, the Trust used appraised values of its real estate property investments and valuations of its debt obligations as of June 30, 2020. Additionally, the Board included in its determination the values of other assets and liabilities such as cash, tenant receivables, accounts payable and accrued expenses, and other assets and liabilities, all of which were valued at cost, and an estimate of potential credits at close and closing costs that the Trust expects to incur related to the liquidation of its remaining properties pursuant to the Plan. No liquidity discounts or discounts relating to the fact that the Trust is externally managed were applied to the per unit NAV and no attempt was made to value the Trust as an enterprise.

The Trust engaged Altus Group U.S. Inc., or Altus, to provide appraised values of the Trust’s domestic real estate property investments as of June 30, 2020. These appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice. Altus has extensive experience in conducting appraisals and valuations on real properties and each of the Trust’s appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute, or MAI, designation. Additionally, the Trust engaged Knight Frank, LLP, or Knight Frank, an independent third party real estate advisory and consulting services firm, to provide appraised values of the Trust’s international real estate investments as of June 30, 2020. These appraisals were performed in accordance with the professional standards as published by the Royal Institution of Chartered Surveyors.

The Trust also engaged Altus to perform valuations of the Trust’s debt obligations as of June 30, 2020 and to review the appraisals provided by Knight Frank and to assess the reasonableness of the Trust’s new per unit NAV as of June 30, 2020. The appraisal reviews were conducted under the supervision of a member of the MAI. In assessing the reasonableness of the June 30, 2020 per unit NAV, Altus utilized the appraised values it prepared, as well as those provided by Knight Frank, Altus’ valuations of the Trust’s debt obligations and information provided by management regarding balances of cash, tenant receivables, accounts payable and accrued expenses, and other assets and liabilities and an estimate of closing costs that the Trust expects to incur related to the liquidation of its remaining properties pursuant to the Plan. Altus reviewed the calculation of the per unit NAV as of June 30, 2020, and concurred with the calculation of the per unit NAV.

The independent firms engaged to assist the Trust in connection with its determination of the NAV per unit as of June 30, 2020, as described above, have provided, and are expected to continue to provide, real estate appraisal, valuation and financial advisory services to the Trust and to its sponsor, Hines Interests Limited Partnership (“Hines”) and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Certain of these firms and their respective affiliates may from time to time in the future perform other real estate appraisal, valuation and financial advisory services for the Trust and for Hines and its affiliates, or in transactions related to the properties that are the subject of the valuations being performed for the Trust, or otherwise, so long as such other services do not adversely affect the independence of the applicable firm as certified in the applicable report.

The aggregate value of the Trust’s real estate property investments as of June 30, 2020 was $1.2 billion. Additionally, the Trust sold five properties and several outparcels at one of its properties since February 14, 2019, with an aggregate sales price of $1.1 billion. Including the effect of the sold properties, the aggregate value of the Trust’s real estate property investments decreased 7.3% when compared to the previously determined value of those assets as of February 14, 2019.  This 7.3% net decrease resulted from a 6.7% depreciation in the aggregate values of the Trust’s real estate property investments as well as a 0.6% decrease resulting from the weakening of the Euro and British pound sterling against the U.S dollar.

The aggregate value of the Trust’s real estate property investments owned as of June 30, 2020 also represented a 23.1% decrease compared to their aggregate net purchase price. The table below sets forth the calculation of the Trust’s per unit NAV as of June 30, 2020 and the previous per share NAV as of February 14, 2019:

	June 30, 2020		February 14, 2019
	Gross Amount (in millions)	Per Unit	Gross Amount (in millions)	Per Share
Real estate property investments	$1,241	$4.73	$2,397	$9.07
Other assets	519	1.98	709	2.68
Debt obligations and other liabilities	(255)	(0.97)	(742)	(2.81)
Special Distributions	—	—	(661)	(2.50)
Net Asset Value before closing costs	$1,505	$5.74	$1,703	$6.44
Estimated closing costs	(41)	(0.16)	(72)	(0.27)
NAV	$1,464	$5.58	$1,631	$6.17
Units/Shares outstanding	262		264

The Board determined the per unit NAV as of June 30, 2020 by (i) utilizing the values of the Trust’s real estate property investments, net of an estimate of potential credits at close, of $1.2 billion and adding the Trust’s other assets comprised of the Trust’s cash, tenant and other receivables and other assets of $0.5 billion; (ii) subtracting the values of the Trust’s debt obligations and other liabilities comprised of the Trust’s accounts payable and accrued expenses, due to affiliates, and other liabilities of $0.3 billion; (iii) subtracting an estimate of closing costs that the Trust expects to incur related to the liquidation of its remaining properties pursuant to the Plan of $41.0 million; and (iv) dividing the total by the Trust’s common units outstanding as of June 30, 2020 of 262 million, resulting in a per unit NAV as of June 30, 2020 of $5.58. The Board then adjusted the June 30, 2020 per unit NAV for the effect of the $1.00 per unit special distribution described above, resulting in the new per unit NAV of $4.58 as of July 15, 2020:

Per Unit
NAV as of June 30, 2020	$5.58
Special Distribution to be paid on July 31, 2020	(1.00)
NAV as of June 30, 2020	$4.58

Other than with respect to the values of the Trust’s real estate property investments and values of the Trust’s debt obligations, the values of the assets and liabilities described above were determined based on their cost and included certain pro forma adjustments, such as estimated closing costs that the Trust expects to incur in relation to the liquidation of its remaining properties pursuant to the Plan. The Board thought it appropriate to include an estimate of the closing costs, including disposition fees payable to the advisor to the Trust, that the Trust expects to incur related to the liquidation of its remaining properties pursuant to the Plan. However, there can be no assurances of the time frame in which the Trust expects to liquidate its remaining properties or that the closing costs related to the liquidation of its remaining properties pursuant to the Plan would be incurred in the amount estimated by the Trust. Other than the adjustments described in the paragraphs above, no other adjustments were made related to the period from July 1, 2020 through July 15, 2020, because the Trust did not believe they would have a material effect on its per unit NAV. Additionally, the calculation of the per unit NAV excluded certain items on the Trust’s unaudited consolidated balance sheet that were determined to have no future value or economic impact on the valuation. Examples include receivables related to straight-line rental revenue and costs incurred to put debt in place. Other items were excluded because they were already considered elsewhere in the valuation. Examples include intangible lease assets and liabilities related to the Trust’s real estate property investments and costs incurred for capital expenditures that were included in the appraised values of the Trust’s real estate property investments and the fair values of interest rate swaps and caps, as they were included in the valuation of the Trust’s debt.

The appraised values provided by Altus and Knight Frank described above were determined primarily by using methodologies that are commonly used in the commercial real estate industry. For the Trust’s domestic real estate property investments, these methodologies included discounted cash flow analyses and reviews of current, historical and projected capitalization rates for properties comparable to those owned by the Trust and assume a 10 year holding period. For the Trust’s international real estate investments, these methodologies included cash flow analyses and going-in capitalization rates for properties comparable to those owned by the Trust. The tables below summarize the key assumptions that were used in the valuations of the Trust’s real estate property investments.

	Range	Weighted Average
Domestic Real Estate Property Investments
Office/Retail
Exit capitalization rate	6.00% - 8.75%	7.18%
Discount rate/internal rate of return	7.00% - 9.50%	7.93%
International Real Estate Property Investments
Office/Industrial
Going-in capitalization rate	2.50% - 10.33%	3.74%

Limitations of the per unit NAV

As with any valuation methodology, the methodology used to determine the per unit NAV was based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a per unit NAV that could be significantly different from the per unit NAV determined by the Board. While the Trust’s board of directors believes that the assumptions used in determining the appraised values of the Trust’s real estate property investments are reasonable, a change in these assumptions would impact the calculation of such values. For example, assuming all other factors remained unchanged, an increase in the average discount rate of 25 basis points would yield a decrease in the appraised values of the Trust’s domestic real estate property investments of 2.0%, while a decrease in the average discount rate of 25 basis points would yield an increase in the appraised values of the Trust’s domestic real estate property investments of 1.9%. Likewise, an increase in the average exit capitalization rate of 25 basis points would yield a decrease in the appraised values of the Trust’s domestic real estate property investments of 2.0%, while a decrease in the average exit capitalization rate of 25 basis points would yield an increase in the appraised values of the Trust’s domestic real estate property investments of 2.1%. Additionally, an increase in the average going-in capitalization rate of 25 basis points would yield a decrease in the appraised values of the Trust’s international real estate property investments of 4.9%, while a decrease in the average going-in capitalization rate of 25 basis points would yield an increase in the appraised values of the Trust’s international real estate property investments of 4.8%.

The per unit NAV determined by the Board does not represent the fair value of the Trust’s assets less liabilities in accordance with U.S. generally accepted accounting principles, and such per unit NAV is not a representation, warranty or guarantee that (i) a unitholder will ultimately realize distributions per unit equal to the per unit NAV upon the liquidation of the Trust’s remaining assets; (ii) the Trust’s units would trade at the per unit NAV on a national securities exchange; (iii) a third party would offer the per unit NAV in an arm’s-length transaction to purchase all or substantially all of the Trust’s units; or (iv) the methodologies used to determine the per unit NAV would be acceptable to FINRA. In addition, the Trust can make no claim as to whether the value will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Trust’s units.

Further, the per unit NAV was calculated as of a moment in time, and, although the value of the Trust’s units will fluctuate over time as a result of, among other things, developments related to individual assets, sales of additional assets and the payment of fees and closing costs in connection therewith, changes in the real estate and capital markets, and the distribution of sales proceeds to the Trust’s unitholders, the Trust does not undertake to update the per unit NAV on a regular basis. As a result, unitholders should not rely on the per unit NAV as an accurate measure of the then-current value of the Trust’s units.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Frequently Asked Questions, dated July 15, 2020
99.2	Letter to Investors, dated July 15, 2020

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits furnished herewith, contains forward-looking statements (including, without limitation, statements concerning the per unit NAV, assumptions made in determining the per unit NAV) that are based on the Trust’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, unanticipated difficulties or expenditures related to the liquidation of the Trust’s remaining assets, the Trust’s ability to maintain occupancy levels and lease rates at its properties prior to their disposal, the Trust’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Trust’s investments, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended or supplemented by the Trust’s filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially include the risks associated with potential buyers of the Trust’s properties determining to postpone or abandon the acquisition, the tenants at the Trust’s properties continuing to be able to pay rent in a timely manner, and changes in the severity of the public health and economic impact of the COVID-19 pandemic. To the extent that the Trust’s assumptions differ from actual results, the Trust’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HGR Liquidating Trust

July 15, 2020	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Financial Officer